Exhibit 99.1

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

August 20, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen/Madams:

We were previously the principal accountants for Carroll Shelby International, Inc. (formerly Ginseng Forest, Inc.) (the “Company”) and reported on the financial statements of the Company for the year ended December 31, 2002.  Effective August 19, 2003, we were notified that our appointment as principal accountant was terminated.  We have read the Company’s statements included under Item 4 of its Form 8-K dated August 20, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement that Spicer and Jeffries, Certified Public Accountants, was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a) (2).

Sincerely,

Beckstead and Watts, LLP